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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 18, 2001

Pacifica Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-32385	91-2094365
(Commission File Number)	(IRS Employer Identification No.)

10900 NE Fourth Street, Suite 200
Bellevue, WA 98004
(Address of principal executive offices) (Zip Code)

(425) 637-1188
(Registrant's telephone number, including area code)

Item 5. Other Events

    The Company recently downgraded to nonaccrual status a $2.2 million credit relationship and has significantly increased its allowance for loan losses through additional provisions since year-end 2000. At March 31, 2001, the allowance for loan losses was $2.15 million, or 1.86 % of total loans, compared to $1.3 million, or 1.23% of total loans, at December 31, 2000. In light of continued strong loan growth, indications of a slowing economy in the Company's market area and uncertainties with regard to the loss that may result from the $2.2 million credit, management has added additional provisions of $750,000 to the allowance for loan losses since March 31, 2001, bringing the allowance for loan losses to $2.9 million, or 2.46% of total loans and 132% of nonperforming loans as of April 30, 2001. Management anticipates that continued growth of the loan portfolio and slowing of growth in the local economy will require continued additions to the allowance for loan losses during 2001.

    Partially offsetting this negative impact on earnings from the additional provisions are gains resulting from the sale of securities and the sale of interest rate swaps which had been purchased to hedge interest rate exposure in an environment of falling interest rates. Since year-end 2000 and through April 30, 2001, gains of approximately $884,000 have been realized from the sale of securities and gains of $763,000 have been realized from the sale of interest rate swaps.

    Management believes that the problems with this credit are unique to the specific borrower and are not indicative of a particular industry or the Company's portfolio overall.

    This Form 8-K may contain "forward looking statements," based on assumptions about the future, which are subject to risks and uncertainties, such as our ability to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies; our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry as those factors relate to our cost of funds and return on assets. In addition, there are risks inherent in the banking industry related to the collectability of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in our other filings with the FDIC and the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations. The Company believes its forward looking statements are reasonable but cautions that actual results could differ materially. The Company intends these forward looking statements to speak only as of the time of presentation and does not undertake to revise or confirm them as more information becomes available.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICA BANCORP, INC. (Registrant)
Date:	May 14, 2001	By:	/s/ JEFFERY C. LOW Jeffery C. Low President and Chief Executive Officer

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SIGNATURES